Exhibit 99.1

Tortoise Capital Resources Corp. Announces Portfolio Company High Sierra Energy Closes Merger with NGL Energy Partners LP

June 20, 2012 - LEAWOOD, Kan - Tortoise Capital Resources Corp. (NYSE: TTO) today announced that NGL Energy Partners, LP (NYSE: NGL) has completed its previously announced merger with TTO’s largest portfolio company, High Sierra Energy, LP and its affiliates (HS).

TTO received approximately $9.4 million in cash and approximately 1.2 million newly issued units of NGL. Based on yesterday’s closing price and excluding any discount for restriction, the value of the NGL units received by TTO is approximately $28.2 million, implying aggregate consideration of approximately $37.6 million. TTO originally invested approximately $26.8 million in HS. The NGL units are not subject to a lock-up agreement, however, they can only be sold pursuant to an exemption from the Securities and Exchange Commission (SEC)’s registration requirements, such as Rule 144.

NGL announced that its management anticipates recommending an increase in the annual distribution from $1.45 to $1.65 per annum to the board of directors for the quarter ending June 30, 2012. TTO continues to believe that its investments, including the NGL units, should support a sustainable annualized distribution of not less than $0.44 per share, or $0.11 per share per quarter.

TTO also announced that the SEC declared its shelf registration statement on form S-3 effective on June 8, 2012.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. (NYSE: TTO) is an energy infrastructure asset financing company that provides capital to pipeline, storage and power transmission operators. TTO's investments include securities and real assets with long-term, stable cash flows, limited commodity price sensitivity, and growth opportunities. TTO is managed by Corridor InfraTrust Management, LLC. Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments with approximately $7.5 billion of assets under management as of May 31, 2012.  For more information, visit Corridor's website at www.corridortrust.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Corridor InfraTrust Management, LLC believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Corridor InfraTrust Management, LLC do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with leverage covenants.

Contact Information

Rachel Stroer, Investor Relations, 913-397-2797, info@corridortrust.com

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com